Exhibit 10.93.9

EXECUTION VERSION

AMENDMENT NO. 10 AND WAIVER TO THE CREDIT AGREEMENT

Dated as of September 30, 2009

AMENDMENT NO. 10 AND WAIVER TO THE CREDIT AGREEMENT (this “Amendment”) among Headwaters Incorporated, a Delaware corporation (the “Borrower”), the Lenders (as defined in the Credit Agreement referred to below), Morgan Stanley & Co. Incorporated, as collateral agent (the “Collateral Agent”), and Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), as administrative agent (the “Administrative Agent”; together with the Collateral Agent, the “Agents”).

PRELIMINARY STATEMENTS:

(1) The Borrower, certain financial institutions and other persons from time to time parties thereto (collectively, the “Lenders”), the Agents, JPMorgan Chase Bank, N.A. (as successor to JPMorgan Chase Bank), as syndication agent, and Morgan Stanley and J.P. Morgan Securities Inc., as joint lead arrangers and joint bookrunners, have entered into that certain Credit Agreement dated as of September 8, 2004 (as amended and modified pursuant to consents dated November 6, 2004 and December 16, 2004, Amendment No. 2 to the Credit Agreement dated March 14, 2005, Amendment No. 3 to the Credit Agreement dated May 19, 2005, Amendment No. 4 to the Credit Agreement dated October 26, 2005, Amendment No. 5 to the Credit Agreement dated June 27, 2006, Amendment No. 6 to the Credit Agreement dated August 30, 2006, Amendment No. 7 to the Credit Agreement dated January 12, 2007, Amendment No. 8 to the Credit Agreement dated August 15, 2008 and Amendment No. 9 and Waiver to the Credit Agreement dated as of June 26, 2009 and as modified by the Revolving Loan Extension and Commitment Reduction Agreement dated as of September 2, 2009, the “Credit Agreement”; capitalized terms used herein but not defined shall be used herein as defined in the Credit Agreement).

(2) The Borrower, the Agents and the Required Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement in certain additional respects as set forth below.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

SECTION 1. Amendment of Credit Agreement and the Pledge and Security Agreement. The Credit Agreement and pursuant to Section 1(m) the Pledge and Security Agreement are, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4 below, hereby amended as follows:

(a) Section 1.1 of the Credit Agreement is amended by adding in the appropriate alphabetical order the following new definitions:

“Term Loan Priority Accounts” means any deposit accounts or securities accounts that are intended to solely contain identifiable proceeds of the Term Loan Priority Collateral (it being understood that any property in such deposit accounts or securities accounts which is not identifiable proceeds of Term Loan Priority Collateral shall not be Term Loan Priority Collateral solely by virtue of being on deposit in any such deposit account or securities account); in each case with such immaterial

Headwaters – Amendment No. 10 to the Credit Agreement

modifications to the foregoing as may be acceptable to Ropes & Gray LLP as counsel to certain of the Term B1 Lenders.

“Term Loan Priority Collateral” means all Collateral other than ABL Priority Collateral including, for the avoidance of doubt, the following (further including for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Federal bankruptcy code would be Term Loan Priority Collateral): (a) all equipment, fixtures, real property, intellectual property and investment property (other than any Investment Property included in clauses (d) and (g) of the definition of ABL Priority Collateral); (b) except to the extent constituting ABL Priority Collateral, all instruments, documents and general intangibles, (c) all commercial tort claims, (d) any business interruption insurance or key person life insurance, (e) all other Collateral, other than the ABL Priority Collateral and proceeds thereof, and (f) all collateral security and guarantees with respect to the foregoing, and all cash, money, insurance proceeds, instruments, securities, financial assets and deposit accounts received as proceeds of any Collateral, other than the ABL Priority Collateral (including proceeds of the ABL Priority Collateral); in each case with such immaterial modifications to the foregoing as may be acceptable to Ropes & Gray LLP as counsel to certain of the Term B1 Lenders.

(b) The definition of “ABL Priority Collateral” contained in Section 1.1 to the Credit Agreement is amended in full to read as follows:

“ABL Priority Collateral” means (a) all accounts receivable and inventory owned by the Borrower and its Subsidiaries (other than accounts receivable which constitute identifiable proceeds of Term Loan Priority Collateral), (b) all deposit accounts (other than Term Loan Priority Accounts) of the Borrower and its Subsidiaries, except for those which may be excluded pursuant to the ABL Facility Documents (“Excluded Deposit Accounts”); provided, however, that to the extent that identifiable proceeds of Term Loan Priority Collateral are deposited in any such deposit accounts, such identifiable proceeds shall be treated as Term Loan Priority Collateral, (c) all support obligations in respect of the accounts receivable described in clause (a), including letters of credit and guaranties issued in support of accounts receivable or proceeds of collateral; provided, that to the extent any of the foregoing also relates to Term Loan Priority Collateral only that portion related to the items referred to in clause (a) shall be included in the ABL Priority Collateral, (d) all securities accounts of the Borrower and its Subsidiaries, except for those which may be excluded pursuant to the ABL Facility Documents (“Excluded Security Accounts”) to the extent the cash or Cash Equivalent Investments contained therein were derived from accounts receivable, inventory or deposit accounts described in clauses (a) and (b); provided, however, that to the extent that identifiable proceeds of Term Loan Priority Collateral are deposited in any such securities accounts, such identifiable proceeds shall be treated as Term Loan Priority Collateral, (e) all certificates of title, documents or instruments evidencing ownership or title to any inventory described in clauses (a) and (g); provided, that to the extent any of the foregoing also relates to Term Loan Priority Collateral, only that portion related to the items referred to in clauses (a) and (g) shall be included in the ABL Priority Collateral, (f) all monies, whether or not in the possession of any agent for the ABL Facility, a lender under the ABL Facility, a bailee or Affiliate of such agent or lender that were derived from or consist of any of the Property described in this definition of ‘ABL Priority Collateral’, (g) all accessions to, substitutions for, and all replacements, products, and cash and non-cash

Headwaters – Amendment No. 10 to the Credit Agreement

proceeds of the foregoing, including proceeds of and unearned premium with respect to insurance policies and claims against any Person for loss, damage or destruction of any of the Property described in this definition of ‘ABL Priority Collateral’, and (h) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to any of the Property described in this definition of ‘ABL Priority Collateral’; provided, that to the extent any of the foregoing also relates to Term Loan Priority Collateral, only that portion related to the items referred to in clauses (a) through (g) shall be included in the ABL Priority Collateral; in each case with such immaterial modifications to the foregoing as may be acceptable to Ropes & Gray LLP as counsel to certain of the Term B1 Lenders.

(c) The definition of “Consolidated EBITDA” contained in Section 1.1 of the Credit Agreement is amended by replacing the words “at any time that Section 6.21.1(b) is in effect” where they appear in clause (iii) immediately before the proviso thereto with the following: “at any time after the Amendment No. 9 Effective Date”.

(d) The definition of “Revolving Loan Termination Date” contained in Section 1.1 of the Credit Agreement is amended by substituting for the date “September 30, 2009” where it appears in clause (a) thereof the date “October 30, 2009.”

(e) Section 2.2(e) of the Credit Agreement is amended by deleting the last sentence thereof.

(f) Section 2.5.4 of the Credit Agreement is amended by deleting the parenthetical at the end thereof.

(g) Section 6.18 of the Credit Agreement is amended by restating clause (y) thereof in its entirety to read as follows: “(y) under the ABL Loan Agreement, so long as the terms of such encumbrance or restriction permit the creation or assumption of Liens securing the Obligations of the Borrower and its Subsidiaries under this Agreement and do not restrict the making of distributions to the Borrower for the making of payments of the Obligations under this Agreement that are required hereunder, other than restrictions on the use of ABL Priority Collateral that are provided for under the Intercreditor Agreement”.

(h) Section 6.20 of the Credit Agreement is amended as follows:

(i) the heading of such Section is amended and restated in its entirety to read as follows: “Subordinated Indebtedness and Amendments to Subordinated Indebtedness Documents; Amendments to ABL Facility Documents.”;

(ii) the figure “(a)” is inserted immediate after such heading; and

(iii) a new sub-clause (b) is added to such Section, to read as follows:

“(b) The Borrower will not, and will not permit any Subsidiary to, amend, amend and restate, supplement or otherwise modify, or consent to or suffer to occur the amendment, amendment and restatement, supplementation or other modification of, any ABL Facility Document, other than as permitted by the terms of the Intercreditor Agreement.”

(i) Section 6.32 of the Credit Agreement is amended by restating clause (v) thereof in its entirety to read as follows: “(v) under the ABL Loan Agreement, so long as the terms of such

Headwaters – Amendment No. 10 to the Credit Agreement

prohibitions or conditions on the creation or assumption of Liens permit the creation or assumption of Liens securing the Obligations of the Borrower and its Subsidiaries under this Agreement and do not restrict the making of distributions to the Borrower for the making of payments of the Obligations under this Agreement that are required hereunder, other than restrictions on the use of ABL Priority Collateral that are provided for under the Intercreditor Agreement”.

(j) A new Section 6.34 is added to the Credit Agreement, to read as follows:

“6.34 Amendments to Conform to ABL Facility Documents. In the event that any covenant or event of default provided under the ABL Facility Documents is more restrictive to the Borrower and its Subsidiaries than the covenants and events of default under the Credit Agreement, including, without limitation, financial covenants, the ABL Facility Documents shall permit, and the Borrower shall execute and deliver upon the closing under the ABL Facility Documents, or promptly thereafter, but in no event more than 20 days following such closing, an amendment to the Credit Agreement providing for the addition of any such additional or more restrictive covenants or events of default.”

(k) Section 7.3 of the Credit Agreement is amended by substituting for the words “and 6.32” where they appear at the end thereof the following: “, 6.32 and 6.34.”

(l) Section 9.6(i) is amended by substituting for the figure “100,000” where it appears therein the figure “200,000”.

(m) Section 3.1.2 of the Pledge and Security Agreement is amended by inserting at the end thereof immediate before the period the words “, subject to Liens permitted by Section 6.15 of the Credit Agreement”.

SECTION 2. Waiver. Subject to the satisfaction of the applicable conditions precedent set forth in Section 4, including the effectiveness of Section 1(d) of this Amendment, the Required Lenders, effective from and after the Amendment Effective Date (as defined in Section 4), hereby waive, solely for the period commencing on the date hereof through the date (the “Waiver Termination Date”) that is five (5) days after the Revolving Loan Termination Date as amended hereby, the requirements of Section 6.21.1 of the Credit Agreement with respect to the fiscal quarter ending on September 30, 2009 (the “Waived Requirements”). On the Waiver Termination Date, the foregoing waiver shall cease to be in effect, without any further action by the Administrative Agent and the Lenders, and all of the terms and provisions set forth in the Credit Agreement with respect to the Waived Requirements and not cured prior to the Waiver Termination Date shall have the same force and effect as if this Amendment had not been entered into by the parties hereto, and the Administrative Agent and the Lenders shall have all of the rights and remedies afforded to them under the Loan Documents with respect to any such terms and provisions as though no waiver had been granted by them hereunder.

SECTION 3. Reduction of Revolving Credit Commitments. The Borrower hereby notifies the Administrative Agent that it wishes to reduce the Aggregate Revolving Loan Commitment to an aggregate amount of $25,000,000 pursuant to Section 2.5.2 of the Credit Agreement. In addition, the Credit Agreement is hereby amended by adding a new Section 2.2(f) thereto, to read as follows:

“(f) In the event that the Borrower receives any tax refund, rebate or similar tax receipt prior to the Revolving Loan Termination Date, the Borrower shall apply the aggregate amount of all such refunds, rebates or other receipts, up to a maximum aggregate amount of $5,000,000, to prepay the Revolving Loans (and shall concurrently pay all accrued interest and fees on the amount so prepaid).

Headwaters – Amendment No. 10 to the Credit Agreement

Upon any such prepayment, the Aggregate Revolving Loan Commitment shall be automatically and permanently reduced by an amount equal to the principal amount so prepaid.”

SECTION 4. Conditions to Effectiveness. This Amendment and the amendments contained herein shall become effective as of the date hereof (the “Amendment Effective Date”) when each of the conditions set forth in this Section 4 to this Amendment shall have been fulfilled to the satisfaction of the Administrative Agent.

(a) Execution of Counterparts; Other Amendment Provisions.

(i) In the case of all provisions of this Amendment other than Sections 1(d), 2 and 3, the Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of the Borrower and the Required Lenders (or, as to any of the foregoing parties, advice reasonably satisfactory to the Administrative Agent that such party has executed a counterpart of this Amendment);

(ii) in the case of Section 1(d) of this Amendment, Section 1 shall have become effective and the Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of the each Lender that holds a Revolving Loan or a Revolving Loan Commitment (or, as to any of the foregoing parties, advice reasonably satisfactory to the Administrative Agent that such party has executed a counterpart of this Amendment); and

(iii) in the case of Sections 2 and 3 of this Amendment, Section 1(d) shall have become effective.

(b) Guarantor Consent. The Administrative Agent shall have received the Consent attached as Exhibit A hereto duly executed by each of the Guarantors.

(c) Payment of Fees and Expenses; Retainer. The Borrower shall have paid (i) an amendment fee to the Administrative Agent for the account of each Lender equal to (A) 10 basis points calculated on the outstanding principal amounts of such Lender’s outstanding Term B1 Loans (after giving effect to all payments of Term B1 Loans made on or before the Amendment Effective Date) and (B) 20 basis points calculated on the outstanding principal amounts of such Lender’s outstanding Revolving Loans and Revolving Loan Commitments, taken as a whole but without duplication (and after giving effect to all payments of Revolving Loans made, and all reductions of the Revolving Loan Commitments effected, on or before the Amendment Effective Date), in each case that executes and delivers this Amendment at or before 5.00 P.M. (New York City time) on September 29, 2009, (ii) all reasonable expenses (including the reasonable fees and expenses of Shearman & Sterling LLP) incurred in connection with the preparation, negotiation and execution of this Amendment and other matters relating to the Credit Agreement (including, without limitation, filing fees in connection with the perfection of any security interests) from and after the last invoice to the extent invoiced, and (iii) a $100,000 retainer (which is in addition to the retainer paid pursuant to Amendment No. 9) to Ropes & Gray LLP as counsel to certain of the Term B1 Lenders.

(d) No Default. (i) There shall exist no Default or Unmatured Default under the Credit Agreement as amended hereby and no Default or Unmatured Default would result from this Amendment and (ii) the representations and warranties contained in Article V of the Credit Agreement shall be true and correct in all material respects as of the Amendment Effective Date before and after giving effect to this Amendment except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or

Headwaters – Amendment No. 10 to the Credit Agreement

warranty shall have been true and correct on and as of such earlier date, and the Administrative Agent shall have received a certificate from a responsible officer of the Borrower as to the satisfaction of the conditions in clauses (i) and (ii).

(e) The Borrower shall have applied the Net Cash Proceeds of its September 22, 2009 issuance of Equity Interests to prepay the Term Loans.

SECTION 5. Confirmation of Representations and Warranties. Each of the Credit Parties hereby represents and warrants, on and as of the date hereof, that (a) the representations and warranties contained in the Credit Agreement are correct and true in all material respects on and as of the date hereof, before and after giving effect to this Amendment, as though made on and as of the date hereof, other than any such representations or warranties that, by their terms, refer to a specific date and (b) no Default or Unmatured Default has occurred and is continuing, or would occur as a result of the transactions contemplated by this Amendment.

SECTION 6. Reference to and Effect on the Loan Documents. (a) On and after the Amendment Effective Date, each reference in the Credit Agreement to “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other transaction documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified by this Amendment.

(b) The Credit Agreement, the Pledge and Security Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Credit Parties under the Loan Documents, in each case as amended by this Amendment.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 7. Release. Although each Lender and each Agent regards its conduct as proper and does not believe that the Borrower or any Guarantor (each, a “Loan Party” and the Borrower and the Guarantors collectively, the “Loan Parties”) has any claim, right, cause of action, offset or defense against such Lender, such Agent or any other Lender in connection with the execution, delivery, performance and ongoing administration of, or the transactions contemplated by, the Credit Agreement and the other Loan Documents, each Lender, each Agent and each Loan Party agree that any past conduct, conditions, acts, omissions, events, circumstances or matters of any kind whatsoever will not impair or otherwise affect any rights, interests, contracts or remedies of the Lenders or the Agents. Therefore, each Loan Party, on behalf of itself and its employees, agents, officers, directors, representatives, predecessors, successors, transferees and assigns, unconditionally, freely, voluntarily and, after consultation with counsel and becoming fully and adequately informed as to the relevant facts, circumstances and consequences, knowingly releases, waives and forever discharges (and further agrees not to allege, claim or pursue) (a) any and all liabilities, indebtedness and obligations, whether known or unknown, of any kind whatsoever of any Lender to any Loan Party, except for any obligations to be respectively performed by the Lenders as expressly set forth in this Amendment, the Credit Agreement and the other Loan Documents after the Amendment Effective Date, (b) any legal, equitable or other obligations of any kind whatsoever, whether known

Headwaters – Amendment No. 10 to the Credit Agreement

or unknown, of any Lender to any Loan Party (and any rights of any Loan Party against any Lender) other than any such obligations expressly set forth in this Amendment, the Credit Agreement and the other Loan Documents to be performed after the Amendment Effective Date, (c) any and all claims, whether known or unknown, under any oral or implied agreement with (or obligation or undertaking of any kind whatsoever of) any Lender which is different from or in addition to the express terms of this Amendment, the Credit Agreement and the other Loan Documents and (d) all other claims, rights, causes of action, counterclaims or defenses of any kind whatsoever, in contract or in tort, in law or in equity, whether known or unknown, direct or derivative, which such Loan Party or any predecessor, successor or assign might otherwise have or may have against any Lender on account of any conduct, condition, act, omission, event, contract, liability, obligation, demand, covenant, promise, indebtedness, claim, right, cause of action, suit, damage, defense, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the Amendment Effective Date.

SECTION 8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 9. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, and shall be subject to the jurisdictional and service provisions of the Credit Agreement, as if this were a part of the Credit Agreement.

SECTION 10. Entire Agreement; Modification. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, there being no other agreements or understandings, oral, written or otherwise, respecting such subject matter, any such agreement or understanding being superseded hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and may not be amended, extended or otherwise modified, except in a writing executed in whole or in counterparts by each party hereto.

[SIGNATURE PAGES FOLLOW]

Headwaters – Amendment No. 10 to the Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

HEADWATERS INCORPORATED,
as Borrower

By:	/s/ Steven G. Stewart
Title:	CFO

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent, Swing Line Lender and as a Lender

By:	/s/ Stephen B. King
Title:	V.P.

MORGAN STANLEY & CO. INCORPORATED,
as Collateral Agent

By:	/s/ Stephen B. King
Title:	Executive Director

[And other Lenders]

Headwaters – Amendment No. 10 to the Credit Agreement

EXHIBIT A

CONSENT

Dated as of September 30, 2009

Reference is made to the Credit Agreement referred to in the foregoing Amendment No. 10 and Waiver to the Credit Agreement (the “Amendment”; capitalized terms used herein and not defined being used herein as defined in the Credit Agreement). Each of the undersigned, in its capacity as a Guarantor under the Guaranty Agreement and as a Grantor under the Pledge and Security Agreement, hereby (i) consents to the execution, delivery and performance of the Amendment and agrees that each of the Guaranty Agreement and the Pledge and Security Agreement is, and shall continue to be, in full force and effect and is hereby in all respects ratified and confirmed on the Amendment Effective Date, except that, on and after such Amendment Effective Date referred to in the Amendment, each reference to “the Credit Agreement”, “thereunder”, “thereof”, “therein” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended and otherwise modified by the Amendment and (ii) confirms that the Collateral Documents to which each of the undersigned is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations. This Consent shall, pursuant to New York General Obligations Law Section 5-1401, be governed by, and construed in accordance with, the laws of the State of New York.

ATLANTIC SHUTTER SYSTEMS, INC.;	HEADWATERS HEAVY OIL, LLC;
CHIHUAHUA STONE, LLC;	HEADWATERS CTL, LLC
COVOL ENGINEERED FUELS, LC;	HEADWATERS RESOURCES, INC.;
COVOL FUELS NO. 2, LLC.	HEADWATERS REFINERY INVESTMENTS CO.;
COVOL FUELS NO. 3, LLC.	HEADWATERS SYNFUEL INVESTMENTS, LLC;
COVOL FUELS NO. 4, LLC.	HEADWATERS TECHNOLOGY INNOVATION GROUP, INC.;
COVOL FUELS NO. 5, LLC.	HEADWATERS SERVICES CORPORATION;
DUTCH QUALITY STONE, INC.	INSPIRE SERVICES, LLC.;
ELDORADO G-ACQUISITION CO.;	L-B STONE LLC;
ELDORADO SC-ACQUISITION CO.;	METAMORA PRODUCTS CORPORATION;
ELDORADO STONE ACQUISITION CO., LLC;	METAMORA PRODUCTS CORPORATION OF ELKLAND;
ELDORADO STONE FUNDING CO., LLC;	MTP, INC.;
ELDORADO STONE LLC;	STONECRAFT MANUFACTURING, LLC.;
ELDORADO STONE OPERATIONS LLC;	STONECRAFT SALES, LLC.;
ENVIRONMENTAL TECHNOLOGIES GROUP, LLC;	TAPCO INTERNATIONAL CORPORATION;
GLOBAL CLIMATE RESERVE CORPORATION;
HCM STONE, LLC;	each as a Guarantor
HCM UTAH, LLC;
HEADWATERS CONSTRUCTION MATERIALS, INC.;	By:	/s/ Steven Stewart
HEADWATERS CONSTRUCTION MATERIALS, LLC;	Name:	Steven Stewart
HEADWATERS ENERGY SERVICES CORP.;	Title:	Chief Financial Officer
HEADWATERS ETHANOL OPERATORS, LLC;

Headwaters – Amendment No. 10 to the Credit Agreement